Exhibit B.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: March 29, 2021

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Charles F. Dolan

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Helen A. Dolan

/s/ James L. Dolan
James L. Dolan

/s/ Thomas C. Dolan
Thomas C. Dolan

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Kathleen M. Dolan

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Marianne Dolan Weber

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Deborah A. Dolan-Sweeney

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Corby Dolan Leinauer

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Mary S. Dolan

CHARLES F. DOLAN 2009 REVOCABLE TRUST

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By: Charles F. Dolan, Trustee

/s/ Brian G. Sweeney
By: Brian G. Sweeney, Trustee

HELEN A. DOLAN 2009 REVOCABLE TRUST

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By: Helen A. Dolan, Trustee

/s/ Brian G. Sweeney
By: Brian G. Sweeney, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO KATHLEEN M. DOLAN

CHARLES F. DOLAN CHILDREN TRUST FBO JAMES L. DOLAN

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By: Kathleen M. Dolan, Trustee

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By: Paul J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO MARIANNE DOLAN WEBER

CHARLES F. DOLAN CHILDREN TRUST FBO THOMAS C. DOLAN

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By: Kathleen M. Dolan, Trustee

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By: Matthew J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO DEBORAH DOLAN-SWEENEY

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By: Kathleen M. Dolan, Trustee

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By: Mary S. Dolan, Trustee

CHARLES F. DOLAN 2009 FAMILY TRUST FBO KATHLEEN M. DOLAN

CHARLES F. DOLAN 2009 FAMILY TRUST FBO DEBORAH A. DOLAN-SWEENEY

CHARLES F. DOLAN 2009 FAMILY TRUST FBO MARIANNE E. DOLAN WEBER

CHARLES F. DOLAN 2009 FAMILY TRUST FBO THOMAS C. DOLAN

CHARLES F. DOLAN 2009 FAMILY TRUST FBO JAMES L. DOLAN

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By: Mary S. Dolan, Trustee

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By: Corby Dolan Leinauer, Trustee

RYAN DOLAN 1989 TRUST

TARA DOLAN 1989 TRUST

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By: Kathleen M. Dolan, Trustee

CHARLES F. DOLAN 2018 GRANTOR RETAINED ANNUITY TRUST #1M

CHARLES F. DOLAN 2019 GRANTOR RETAINED ANNUITY TRUST #1M

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By: Charles F. Dolan, Trustee

HELEN A. DOLAN 2018 GRANTOR RETAINED ANNUITY TRUST #1M

HELEN A. DOLAN 2019 GRANTOR RETAINED ANNUITY TRUST #1M

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By: Helen A. Dolan, Trustee

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
as Attorney-in-Fact

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